UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 16, 2019 (December 11, 2019)

Akorn, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045

(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 6, 2019, Akorn, Inc. (the “Company”) with an ad hoc group of Lenders (the “Ad Hoc Group”) and certain other Lenders (together with the Ad Hoc Group, the “Standstill Lenders”) entered into a Standstill Agreement and First Amendment (the “Original Standstill Agreement”) to the Company’s Loan Agreement, dated as of April 17, 2014 (as amended, supplemented or otherwise modified, the “Term Loan Agreement”) among the Company and certain of its subsidiaries (collectively, the “Loan Parties”), the lenders thereunder (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Pursuant to the terms of the Original Standstill Agreement, the Company was required to enter into a comprehensive amendment to the Term Loan Agreement (the “Comprehensive Amendment”). If the Company did not enter into a Comprehensive Amendment by December 13, 2019 or refinance or otherwise address the outstanding loans, an event of default would occur under the Term Loan Agreement.

On December 15, 2019, the Loan Parties entered into a First Amendment to Standstill Agreement and Second Amendment to Credit Agreement (the “Amended Standstill Agreement”) with certain Standstill Lenders. Pursuant to the terms of the Amended Standstill Agreement, the maximum duration of the “Standstill Period” was extended from December 13, 2019 to February 7, 2020 (the “Extended Standstill Period”). Capitalized terms used but not defined herein have the meanings given to them in the Amended Standstill Agreement or the Term Loan Agreement, as applicable.

The Amended Standstill Agreement provides that, for the duration of the Extended Standstill Period, among other matters, neither the Administrative Agent nor the Lenders may (i) declare any Event of Default or (ii) otherwise seek to exercise any rights or remedies, in each case of clauses (i) and (ii) above, to the extent directly relating to any alleged Event of Default arising from any alleged breach of any of the covenants contained in Sections 5.01, 5.02, 5.03, 5.06 or 5.07 of the Term Loan Agreement (the “Specified Covenants”), to the extent the facts and circumstances giving rise to any such breach have been (x) publicly disclosed by the Company or (y) disclosed in writing by the Company to private side Lenders or certain advisors to the Ad Hoc Group (collectively, the “Specified Matters”).

In exchange for the agreement of the Standstill Lenders to standstill during the Extended Standstill Period, the Amended Standstill Agreement provides, among other matters, that:

•	during the Extended Standstill Period:

o	the Company must deliver certain financial and other information to the Lenders or their advisors, including without limitation, monthly financial statements with agreed upon adjustment, monthly operational statistics broken down by facility, pipeline reporting, 13-week cash flow forecasts, weekly variance reports, certain valuation reports, weekly status updates with respect to certain capital raising and certain regulatory information, and participate in various update calls with the Lenders and their advisors (the “Affirmative Covenants and Milestones”);

o	the Company and its subsidiaries are restricted, among other matters, from (i) consummating certain asset sales and investments, (ii) making certain restricted payments, (iii) engaging in sale and leaseback transactions, (iv) incurring certain liens and indebtedness, (v) reinvesting any proceeds received from certain asset sales, and (vi) without the consent of the Required Lenders at such time, (A) designating any Restricted Subsidiary as an Unrestricted Subsidiary, or otherwise creating or forming any Unrestricted Subsidiary, (B) transferring any assets of the Company or any of its Restricted Subsidiaries to any Unrestricted Subsidiary, except as otherwise permitted under the Term Loan Agreement (after giving effect to the Amended Standstill Agreement), and/or (C) releasing any existing Loan Guarantors or security interest granted under the Term Loan Agreement outside of the ordinary course of business (collectively, the “Negative Covenants”);

o	the Company must pay a fee in an amount equal to 1.5% of the outstanding principal of any Loans prepaid or repaid during the Extended Standstill Period (other than as a result of any asset sale, condemnation event, incurrence of non-permitted indebtedness or excess cash flow);

o	the Company and the Standstill Lenders will negotiate in good faith , and the Company will make a proposal with respect to the Comprehensive Amendment by January 10, 2020, reach an agreement in principle with respect to the Comprehensive Amendment by February 5, 2020, and enter into the Comprehensive Amendment by February 7, 2019;

o	on the Second Amendment Effective Date, the Company must pay a one-time fee in an amount equal to 1.5% of the aggregate principal amount of the Loans of the Standstill Lenders (which fee must be paid in cash); and

o	on the Second Amendment Effective Date, the interest margin payable by the Company with respect to outstanding Loans shall be increased by 3% (i.e., to LIBOR plus 1000 basis points), with LIBOR plus 9.25% payable in cash and 0.75% payable in kind, with interest payable monthly.

Subject to a five business day cure period (the “Cure Period”), the Company’s failure to comply with the Affirmative Covenants and Milestones (other than certain enumerated Milestones related to the Comprehensive Amendment and perfection of the Lenders’ security interests (the “Excluded Milestones”)) during the Standstill Period would permit the Required Lenders to terminate the Standstill Period and exercise any rights and remedies under the Term Loan Agreement with respect to the Specified Matters or a Standstill Event of Default. The Company’s failure to comply with the Negative Covenants and Excluded Milestones during the Standstill Period would permit the Required Lenders to terminate the Standstill Agreement and constitute an immediate Event of Default under the Term Loan Agreement. The Company’s failure to comply with any Affirmative Covenants and Milestones (subject to the Cure Period), the Excluded Milestones, Negative Covenants or other covenants in the Amended Standstill Agreement would also result in a further increase of the interest margins payable with respect to outstanding Loans by 0.50%.

In addition, the Company agrees (1) not to make any payments in respect of judgments or settlements of certain ongoing litigation matters without the prior written consent of the Required Lenders, and (2) to make payment of fees and expenses to the advisors of Ad Hoc Group, and (3) to negotiate in good faith to enter into a Comprehensive Amendment on or prior to February 7, 2020 (collectively, the “Other Covenants”). The failure to comply with any of the Other Covenants would constitute an immediate Event of Default under the Term Loan Agreement.

If an Event of Default occurs, the Lenders may accelerate the obligations under the Term Loan Agreement, foreclose upon the collateral securing the debt and exercise other rights and remedies. If the Lenders take this action, the Company may not be able to repay the obligations under the Term Loan Agreement. If the Company does not have sufficient funds on hand to pay its debt when due, it may be required to refinance the debt, incur additional debt, sell assets and/or sell additional securities. There can be no assurance that the Company will be able to consummate any of these transactions on commercially reasonable terms or at all. The failure to repay or refinance the obligations under the Term Loan Agreement when due and the uncertainties relating to the Company’s outstanding litigation may have a material adverse impact on the Company’s business, financial condition and results of operations.

The Amended Standstill Agreement is expected to allow the Company to focus on its business plan and sustain the significant momentum in its business as it continues to explore strategic alternatives, although there can be no assurance as to the outcome of these efforts. The alternatives under active consideration include that the Company may seek to restructure its indebtedness and/or implement a strategic transaction (including a sale of its assets) with the protections of a filing under Chapter 11 of the U.S. Bankruptcy Code, which the Company believes would provide a structured and orderly process through which the Company could seek to address litigation liabilities and achieve its financial goals while continuing to operate its business.

The execution of the Amended Standstill Agreement should not be construed as (and does not constitute an admission as to) any right, remedy, claim, defense, liability or wrongdoing or responsibility on the part of any Standstill Party. Entry into the Amended Standstill Agreement also should not be construed as (and does not constitute an admission as to) the occurrence of a Default or Event of Default.

The representations and warranties of the Company and the other Loan Parties in the Amended Standstill Agreement have been made solely for the benefit of the Lenders and the Administrative Agent. In addition, such representations and warranties (a) have been made only for purposes of the Amended Standstill Agreement, (b) have been qualified by disclosures made to the Standstill Lenders and the Administrative Agent in connection with the Amended Standstill Agreement, (c) are subject to materiality and other qualifications contained in the Amended Standstill Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Amended Standstill Agreement and such other dates as are specified in the Amended Standstill Agreement and (e) have been included in the Amended Standstill Agreement for the purpose of allocating risk between the Company, on the one hand, and the Standstill Lenders and the Administrative Agent, on the other hand, rather than establishing matters as facts. Accordingly, the Amended Standstill Agreement is included with this filing only to provide investors with information regarding the terms of the Amended Standstill Agreement, and not to provide investors with any other factual information regarding the Company, the other Loan Parties or their respective subsidiaries or businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the other Loan Parties or any of their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended Standstill Agreement which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The summary of the Amended Standstill Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions as set forth in the Amended Standstill Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2019, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of the Company recommended, and on December 11, 2019 the Board approved, (a) the accelerated payment of 2019 annual bonuses to all salaried employees that are to be made under the Company’s 2019 Salaried Incentive Plan (the “Bonus Plan”) and (b) the accelerated payment of the final installment of all outstanding retention premium awards (including those held by the Company’s executive officers) (the “Retention Premium Awards”).

Given the uncertainty resulting from the Company’s continued exploration of strategic alternatives (including a potential filing under Chapter 11, as described under Item 1.01 of this Form 8-K, in which case court approval would be needed to make such payments) and the related impact on employee morale and retention and because the Company expects to exceed the relevant 2019 performance metrics, the Board determined to accelerate the Bonus Payments and Retention Premium Awards.

The accelerated 2019 bonus payments (the “Bonus Payments”) represent each such employee’s 2019 annual bonus calculated based on Company performance year-to-date. The Board determined that the Company expected to exceed the relevant 2019 performance metrics and assumed that individual performance metrics are satisfied at “target” levels. The Bonus Payments and Retention Premium Awards were made on December 13, 2019. The Bonus Payments and Retention Premium Awards for each employee of the Company at the Vice President level or above will be governed by a recoupment letter agreement between each such employee and the Company (each, a “Letter Agreement”). In the case of our employees who are party to a Letter Agreement (including our executive officers), if their employment with the Company terminates for any reason other than a Qualifying Termination (as defined in the applicable Letter Agreement) prior to the date that the Bonus Payment or Retention Premium Award would otherwise have been payable, then such employee will be required to repay to the Company the aggregate amount of the applicable payment net of any taxes the employee is required to pay in respect thereof and determined taking into account any tax benefit that may be available in respect of such repayment within 10 days following such termination of employment.

Pursuant to such acceleration of payments, the Company’s executive officers were paid an aggregate amount of $3.8 million.

The summary of the Bonus Payments and Retention Premium Awards under the applicable Letter Agreement set forth under this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions as set forth in the form of Letter Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

10.1	Amended Standstill Agreement

10.2	Form of Recoupment Letter Agreement

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements, including statements regarding improved operational performance and strategic alternatives, including the possibility of a debt restructuring and implementation of a strategic transaction (including sale of its assets) with the protections of a filing under Chapter 11 of the U.S. Bankruptcy Code. When used in this document, the words “will,” “target,” “expect,” “continue,” “believe,” “seek, “anticipate,” “estimate,” “intend,” “could,” “would,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to:  (i) the effect of the Delaware Court of Chancery’s October 1, 2018 decision against the Company and the Delaware Supreme Court’s December 7, 2018 order affirming the Chancery Court’s decision on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company, with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and obligation to comply with certain covenants and other obligations under its standstill agreement with its first lien term loan lenders (the “Standstill Agreement”), (viii) the Company’s obligation under the Standstill Agreement to enter into a comprehensive amendment that is satisfactory in form and substance to the first lien term loan lenders, (ix) the Company's exploration of strategic alternatives, including the alternatives of seeking to restructure its indebtedness and/or implement a strategic transaction (including a sale of its assets) with the protections of a filing under Chapter 11 of the U.S. Bankruptcy Code, (x) the risk that the holders of a significant number of shares have opted out of and elected not to participate in or be bound by the settlement agreement with the putative class members in the pending securities class action (the “Settlement Agreement”), (xi) the risk that the Settlement Agreement may not obtain the necessary approval by the court or may be terminated in accordance with its terms, (xii) the risk that insurance proceeds, common shares or other consideration contemplated to be exchanged pursuant to the proposed settlement is not available at the appropriate time and (xiii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019) and in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 (as filed with the SEC on May 9, 2019), June 30, 2019 (as filed with the SEC on August 2, 2019) and September 30, 2019 (as filed with the SEC on October 31, 2019) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2019

Akorn, Inc.

By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer